UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

PETRO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-132596	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5100 Westheimer, Suite 200 Houston, Texas 77056
(Address of principal executive offices)

(713) 968-9282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On March 30, 2007, our management concluded, after consultation with our independent registered public accounting firm, that errors in our expensing of options granted in 2006 require us to restate previously reported financial results for the quarters ended June 30, 2006 and September 30, 2006.

In the course of undergoing our audit for the year ended December 31, 2006, we became aware that we improperly applied FAS 123R in valuing common stock options granted by our board of directors in March and April 2006. Our improper application of FAS 123R resulted in the incorrect calculation of option expense as reported in our quarterly reports on Form 10-QSB for the three month periods ended June 30, 2006 and September 30, 2006. The error did not involve the backdating of options, as all options granted by us to date have been expensed using the market values of our common stock as of the historical date of approval of the option grant by our board of directors. The error was corrected in connection with the preparation of our fiscal 2006 financial statements and, accordingly, does not impact our audited financial statements included in our recently filed annual report on Form 10-KSB for the year ended December 31, 2006.

We intend to file amendments to our quarterly reports on Form 10-QSB for the three month periods ended June 30, 2006 and September 30, 2006 previously filed with the Securities and Exchange Commission. The financial statements previously issued by Petro Resources Corporation for these periods should no longer be relied upon. In the amendment to our quarterly report on Form 10-QSB for the three month period ended June 30, 2006, we expect to increase general and administrative expense and our net loss for the three and six month periods ended June 30, 2006 by approximately $249,605 and $366,691, respectively. In the amendment to our quarterly report on Form 10-QSB for the three month period ended September 30, 2006, we expect to increase general and administrative expense and our net loss for the three and nine month periods ended September 30, 2006 by approximately $228,425 and $595,116, respectively. Both amended quarterly reports will also include similar increases to accumulated deficit to account for the increased net loss.

The audit committee of our board of directors approved management’s decision to restate our prior financial statements on April 2, 2007. In addition, we have discussed the restatements described above with Malone & Bailey, PC, our independent registered public accounting firm, which concurs with our conclusion that the restatements are appropriate and which is in the process of evaluating management’s proposed adjustments.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RESOURCES CORPORATION

Date: April 5, 2007	/s/ Wayne P. Hall
Wayne P. Hall,
Chief Executive Officer